Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of MainStreet BankGroup Incorporated on Form S-4 for our report dated January 19, 1996, on our audit of the consolidated financial statements of MainStreet BankGroup Incorporated as of December 31, 1995, and for the year then ended, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
August 27, 1996